ARTICLES OF CONVERSION

Pursuant to the provisions of Section 92A.005 et seq. of the Nevada Revised Statutes (the ”NRS”), the undersigned Constituent Entity and Resulting Entity hereby certify as of January, 18, 2007 that the following Articles of Conversion (the “Articles of Conversion”) have been adopted for the purpose of effecting a conversion of SCHIMATIC CASH TRANSACTIONS NETWORK.COM, INC., a Florida corporation (the ”Constituent Entity”) into SCHIMATIC CASH TRANSACTIONS NETWORK.COM, INC., a Nevada corporation (the ”Resulting Entity”), in accordance with the provisions of the NRS.

1.	The name and jurisdiction of organization of the Constituent Entity and Resulting Entity are as follows:
(a)

The name and jurisdiction of organization of the Constituent Entity is SCHIMATIC CASH TRANSACTIONS NETWORK.COM, INC., which was organized as a Florida corporation under the Florida State Statutes and Code on October 4, 1996.

(b)

The name and jurisdiction of organization of the Resulting Entity is SCHIMATIC CASH TRANSACTIONS NETWORK.COM, INC., which shall be organized under the NRS and effective upon filing of the Articles of Conversion.

2.

The undersigned declares that a plan of conversion has been adopted by the Constituent Entity in compliance with the Florida State Statues and Code (the “Florida Statute”), which is the governing law of the State of Florida, which is the jurisdiction of the Constituent Entity, and which permits the conversion of the Constituent Entity into the Resulting Entity pursuant to the Plan of Conversion.

3.	The Entire Plan of Conversion is attached to the Articles of Conversion as Exhibit A.
4.

Because the Resulting Entity shall be a Nevada corporation, there is no need to provide the forwarding address where copies of process may be sent by the Secretary of State of Nevada, as otherwise required by NRS 92A.205(2)(c).

5.	The Effective Date of the Articles of Conversion shall be the date they are received and filed by the Nevada Secretary of State.
6.	Signatures—signed by the Managing Member of the Constituent Entity and the Resulting Entity.

“Constituent Entity”	“Resulting Entity”

SCHIMATIC CASH TRANSACTIONS	SCHIMATIC CASH TRANSACTIONS
NETWORK.COM, INC.,	NEWTWORK.COM, INC.,
a Florida corporation	a Nevada corporation

By: Miki Radivojsa	By: Miki Radivojsa
Its:President	Its:President

EXHIBIT A

PLAN OF CONVERSION

OF

SCHIMATIC CASH TRANSACTIONS NETWORK.COM, INC

RECITALS

WHEREAS, the shareholders of SCHIMATIC CASH TRANSACTIONS NETWORK.COM, INC., a Florida corporation (the ”Constituent Entity”), has determined that it would be in the interests of the shareholders of the Corporation to convert the corporation into a corporation organized under and pursuant to the laws of the State of Nevada, including the Nevada Revised Statutes (the “NRS”), which shall be known as SCHIMATIC CASH TRANSACTIONS NETWORK.COM, INC, a Nevada corporation (the “Resulting Entity”);

WHEREAS, applicable laws of the State of Florida, including the Florida Statutes and Code (the “Florida Statute”), authorize such conversion upon compliance with certain legal requirements within the Florida Statue; and

WHEREAS, applicable laws of the State of Nevada, including the NRS, authorize such conversion upon compliance with certain legal requirements within the NRS.

NOW, THEREFORE, the following Plan of Conversion is adopted:

PLAN OF CONVERSION

1.	The above recitals are hereby incorporated by reference.

2.            The Plan of Conversion shall be consummated upon filing the Articles of Conversion with the Nevada Secretary of State, filing a Certificate of Conversion of the Constituent Entity with the Florida Department of State and approval by the shareholders of the Constituent Entity and the Resulting Entity below, which approval shall be deemed to include approval of the following:

(a)           Approval of the Plan of Conversion of the Constituent Entity and the Resulting Entity by the shareholders of the Constituent Entity and the Resulting Entity.

(b)           Approval of the Articles of Incorporation and Bylaws of the Resulting Entity by the shareholders of the Resulting Entity.

(c)           Approval of the execution and filing of the Articles of Incorporation of the Resulting Entity with the Nevada Secretary of State, a copy of which is attached hereto as Exhibit 1.

(d)           Approval of the execution and filing of the Bylaws of the Resulting Entity with the Nevada Secretary of State, a copy of which is attached hereto as Exhibit 2.

(e)           Approval of the execution and filing of a Certificate of Conversion of the Constituent Entity with the Florida Department of State, a copy of which is attached hereto as Exhibit 3.

3.            The number and classes of shares of the Constituent Entity was recently increased from Two Hundred Million (200,000,000) to Five Hundred Million (500,000,000) shares of company common stock and approved by a unanimous vote of the Board of Directors of the Constituent Entity. The shares shall be converted on a 1-for-1 basis from the Constituent Entity to the Resulting Entity, such that the Resulting Entity’s authorized shares after the conversion pursuant to this Plan of Conversion shall be Five Hundred Million (500,000,000) shares of common stock.

4.            Each of the Shareholders of the Constituent Entity shall receive the percentage interest in profits and capital of the Resulting Entity equal to such Shareholder’s percentage interest in profits and capital of the Constituent Entity immediately prior to consummation of the Plan of Conversion.

5.            Each of the shares of the same class of the Resulting Entity shall be treated equally with respect to any distribution of cash, property, rights, interests or securities of the Constituent Entity.

6.            The existence of the Constituent Entity shall automatically terminate when its conversion into the Resulting Entity is consummated, and the Resulting Entity shall be considered the same business and corporate entity as the Constituent Entity. Any reference to the Constituent Entity in any third-party agreement or corporate document shall be considered a reference to the Resulting Entity if not inconsistent with the provisions of the corresponding third-party agreement or corporate document.

“Constituent Entity”	“Resulting Entity”

SCHIMATIC CASH TRANSACTIONS	SCHIMATIC CASH TRANSACTIONS
NETWORK.COM, INC.,	NEWTWORK.COM, INC.,
a Florida corporation	a Nevada corporation

By: Miki Radivojsa	By: Miki Radivojsa
Its:President	Its:President

EXHIBIT 1

ARTICLES OF INCORPORATION

OF

SCHIMATIC CASH TRANSACTIONS NETWORK.COM, INC.

ARTICLE I

SECTION 1.1  NAME OF CORPORATION. The name of the corporation is SCHIMATIC CASH TRANSACTIONS NETWORK.COM, INC. (the “Corporation”).

ARTICLE II

SECTION 2.1  AGENT FOR SERVICE OF PROCESS. The name and address of the resident agent for service of process is TROY A. WALLIN, located at 10080 West Alta Drive, Suite 200, Las Vegas, Nevada 89145. The Corporation may maintain an office, or offices within or without the State of Nevada as may from time to time be designated by the Board of Directors, or by the Bylaws of the corporation, and may conduct all corporation business of every kind and nature, including the holding of all meetings of Board of Directors and Shareholders outside the State of Nevada as well as within the State of Nevada.

SECTION 2.2  ORGANIZER. The name and address of the organizer is:

Name	Address

TROY A. WALLIN	10080 West Alta Drive, Ste 200
Las Vegas, Nevada 89145

ARTICLE III

SECTION 3.1  CORPORATE PURPOSE. The purpose or purposes for which the Corporation is organized are:

To engage, without qualification, in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

ARTICLE IV

SECTION 4.1  CAPITAL STOCK. The total number of shares of stock the Corporation is authorized to issue shall be Five Hundred Million (500,000,000) shares of Common Stock, par value of $.001 per share, all of which shares shall be of a single class.

SECTION 4.2  VOTING POWER FOR HOLDERS OF COMMON STOCK. Except as otherwise provided in these Articles of Incorporation, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him or her on all matters submitted to stockholders for a vote.

ARTICLE V

SECTION 5.1  DIRECTORS. The number of directors constituting the initial Board of Directors of the Corporation is three (3). The name and address of the persons who are to serve as directors until the first annual meeting of stockholders, or until their successors are elected and qualified, are:

Name	Address

Miki Radivojsa	482 So. Service Road
E. Oakville, ON
Canada, L6J2X6

Bernard F. McHale	7757 Foredawn Dr.,
Las Vegas, NV 89123

David Simon	2127 Foxboro Court.,
Mishawaka, IN 46545

ARTICLE VI

SECTION 6.1  PRE-EMPTIVE RIGHTS. No stockholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

ARTICLE VII

SECTION 7.1  DIRECTORS’ AND OFFICERS’ LIABILITY. A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article VII shall not eliminate or limit the liability of a director or officer where it is proven that: (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. In the event that the Nevada Revised Statutes (the ”NRS”) are amended to authorize corporate action further eliminating or limiting the liability of directors or officers, the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as amended. Any repeal or modification of this Article VII shall not adversely affect any right or protection of a director or officer of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification. The provisions of this Article VII shall not be deemed to limit or preclude indemnification of a director or officer of the Corporation for any liability that has not been eliminated by the provisions of this Article VII.

ARTICLE VIII

SECTION 8.1  INDEMNITY. Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Nevada, as they may be amended from time to time, against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith.

The expenses of a director or officer, incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer, to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors or officers may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article VIII.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all time the fullest indemnification permitted under the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer, employee of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

IN WITNESS WHEREOF, the undersigned parties set forth their hand this 18th day of January, 2007.

By:
Name: Bernard McHale
Its: Director/Treasurer/Secretary

CERTIFICATE OF ACCEPTANCE

OF

APPOINTMENT AS STATUTORY AGENT

In the matter of SCHIMATIC CASH TRANSACTIONS NETWORK.COM, INC., a Nevada Corporation, TROY A. WALLIN, with the address at 10080 West Alta Drive, Suite 200, Las Vegas, Nevada 89145, County of Clark, State of Nevada, hereby accepts the appointment as Statutory Agent of the above-entitled Corporation in accordance with the Nevada Revised Statutes. Furthermore that the registered office in Nevada is located at the same address.

IN WITNESS WHEREOF, I have hereunto set my hand this 18th day of January, 2007 for the above named business.

Troy A. Wallin

EXHIBIT 2

BYLAWS

OF

SCHIMATIC CASH TRANSACTIONS NETWORK.COM, INC.

ARTICLE I

OFFICES

SECTION 1.1  PRINCIPLE OFFICE. The principal office of SCHIMATIC CASH TRANSACTIONS NETWORK.COM, INC. (the ”Corporation”) shall be located at 330 East Warm Springs Rd., Suite A 15, Las Vegas, Nevada 89119.

SECTION 1.2  OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

SECTION 2.1  ANNUAL MEETINGS. Annual meetings of the stockholders shall be held each year on a date and time designated by the Board of Directors. In the absence of such designation, the annual meeting shall be held on the second Tuesday of April each year at 10:00 a.m. At the annual meeting, the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

SECTION 2.2  SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board of Directors, by the President or the Secretary by resolution of the Board of Directors or at the request in writing of one or more stockholders owning shares in the aggregate entitled to cast not less than 10% of the votes at the meeting. Such request shall state the purpose of the proposed meeting and shall be personally delivered or sent by registered mail or by telegraph or other facsimile transmission to the Chairman of the Board of Directors, the President or the Secretary of the Corporation. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Section 2.4 of this Article II. If notice is not given within sixty (60) days of the request, the person or persons requesting the meeting may, subject to any applicable federal or state law including but not limited to federal securities laws, give the notice. Nothing contained in this Section 2.2 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

SECTION 2.3  PLACE OF MEETING. All annual meetings of the stockholders shall be held at the principal office of the Corporation or at such other place within or without the State of Nevada as the directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

SECTION 2.4  NOTICES. Notices of meetings shall be in writing and signed by the President or a Vice President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without the State of Nevada, where it is to be held.

The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

SECTION 2.5  AFFIDAVIT OF MAILING. An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting may be executed by the Secretary, Assistant Secretary, or any Transfer Agent of the Corporation giving the notice, and shall be filed and maintained in the minute book of the Corporation.

SECTION 2.6  QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders or if the voting power necessary to approve a matter for which the meeting has been noticed has not voted in favor of such matter, the stockholders entitled to vote thereat, present in person or represented by proxy, the Chairman of the Board of Directors, or a majority of the Board of Directors shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented or until the voting power necessary to approve the matter for which the meeting has been noticed has been voted in favor of such matter.

SECTION 2.7  ADJOURNMENT. When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting, if required, shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 2.4 of this Article II. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 2.8  VOTING. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Each common stockholder of record of the Corporation shall be entitled at each meeting of stockholders to one (1) vote for each share of common stock standing in his, her or its name on the books of the Corporation. Upon the demand of any common stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

SECTION 2.9  PROXIES; INSPECTORS OF ELECTION. At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one (1) shall be present, then that one (1) shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspector(s) of election, who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

The inspector(s) of election shall:

(a)   Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b)	Receive votes, ballots, or consents;

(c)   Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)	Count and tabulate all votes or consents;

(e)	Determine when the polls shall close;

(f)	Determine the results; and

(g)   Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

SECTION 2.10  ACTION BY WRITTEN CONSENT. Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

SECTION 2.11  WAIVER OF NOTICE. The transaction of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice of consent need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting, but not so included, if that objection is expressly made at the meeting.

ARTICLE III

DIRECTORS

SECTION 3.1  GENERAL POWERS. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things not otherwise required by statute, by the Articles of Incorporation or by these Bylaws to be exercised or addressed by the common stockholders.

SECTION 3.2  NUMBER. The number of directors may from time to time be increased or decreased by action of the Board of Directors to not less than one (1) nor more than nine (9).

SECTION 3.3  TENURE AND QUALIFICATION. Each Director shall hold office until the next annual meeting of stockholders and until his/her successor shall have been duly elected and qualified. Directors need not be residents of the State of Nevada or stockholders of the Corporation.

SECTION 3.4  VACANCIES. Vacancies in the Board of Directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. The holders of the majority of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written statement filed with the secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously and the vacancies on the Board of Directors resulting therefrom shall be filled only by the stockholders.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the Board of Directors by resolution declares vacant the office of director who has been declared of unsound mind by an order of the court or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting. The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board of Directors or the stockholders shall have power to elect a successor to take office when the resignation is to become effective. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

SECTION 4.1  REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at any place within or without the State of Nevada, which has been designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors. In the absence of such designation regular meetings shall be held at the principal office of the Corporation. Special meetings of the Board of Directors may be held either at a place so designated or at the principal office. Any meeting, regular or special, may be held by conference telephone network or similar communications method by which all persons participating in the meeting can hear each other. Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

SECTION 4.2  INITIAL MEETING. The first meeting of each newly elected Board of Directors shall be held at any place within or without the State of Nevada, which has been designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as herein provided for special meetings of the Board of Directors.

SECTION 4.3  SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, the President or by any director. Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be deemed due, legal and personal notice to such director.

SECTION 4.4  ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned and unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 4.3, to the directors who were not present at the time of the adjournment.

SECTION 4.5  VALIDITY OF TRANSACTIONS. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 4.6  QUORUM. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board of Directors shall be as valid and effective in all respects as if passed by the Board of Directors in regular meeting. A quorum of the Board of Directors may adjourn any Board of Directors’ meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any Board of Directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors.

SECTION 4.7  WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 4.8  COMPENSATION. The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE V

COMMITTEES OF DIRECTORS

SECTION 5.1  COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one (1) or more committees of the Board of Directors, each committee to consist of one (1) or more of the directors of the Corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

SECTION 5.2  MINUTES. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

SECTION 5.3  MEETING AUTHORITY. Meetings and actions of the committee shall be governed by, and held and taken in accordance with, the provisions of Article IV of these Bylaws, Section 4.1 (Regular Meetings), Section 4.2 (Initial Meeting), Section 4.3 (Special Meetings), Section 4.4 (Adjournment), Section 4.6 (Quorum), Section 4.7 (Written Consent) and Section 6.2 (Consents), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee. Special meetings of committees may also be called by resolution of the Board of Directors. Notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE VI

NOTICES

SECTION 6.1  NOTICES. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram or other form of written communication as provided for in these Bylaws.

SECTION 6.2  CONSENTS. Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting. Such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

SECTION 6.3  VALID NOTICE. Whenever any notice whatever is required to be given under the provisions of the Nevada Revised Statutes (the “NRS”), the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

OFFICERS

SECTION 7.1  REQUIRED OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary, a Treasurer and such other officers as shall be approved by the Board of Directors. Any person may hold two (2) or more offices.

SECTION 7.2  OFFICERS’ COMPENSATION. The salaries and compensation of all officers of the Corporation shall be fixed by the Board of Directors.

SECTION 7.3  REMOVAL OF OFFICERS. The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors. Any officer may resign at any time by giving written notice to the Corporation.

SECTION 7.4  PRESIDENT. The President shall, subject to the control of the Board of Directors, actively manage the business of the Corporation.

SECTION 7.5  SECRETARY. The Secretary shall act under the direction of the President. Subject to the direction of the President he shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.

SECTION 7.6  TREASURER. The Treasurer shall act under the direction of the President. Subject to the direction of the President, he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, and at Stockholder Meetings, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

ARTICLE VIII

CERTIFICATES OF STOCK

SECTION 8.1  CERTIFICATION. The Board of Directors of the Corporation may authorize the issuance of uncertificated shares pursuant to NRS 78.235(4). Absent such authorization by the Board of Directors of the Corporation, every stockholder shall be entitled to have a certificate signed by the President and the Secretary of the Corporation, certifying the number of shares owned by him, her or it in the Corporation. If the Corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the designations, preferences and relative participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such stock.

SECTION 8.2  REPLACED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

SECTION 8.3  CERTIFICATE SURRENDER. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it is satisfied that all provisions of the laws and regulations applicable to the Corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 8.4  DIVIDENDS. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to receive payment of any such dividend, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as above.

SECTION 8.5  CORPORATE REGISTRAR. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

ARTICLE IX

RECORDS AND REPORTS

SECTION 9.1  STOCK LEDGER. The Corporation shall either maintain at its principal office a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder, or in lieu thereof maintain at its principal office a statement setting out the name of the custodian of the stock ledger.

SECTION 9.2  ACCOUNTING BOOKS AND RECORDS. The accounting books and records and minutes of proceedings of the stockholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors. The minutes, accounting books, and the records shall be kept either in written form or in any other form capable of being converted into written form. Subject to the applicable provisions of the NRS, the minutes and accounting books and records shall be open to inspection by the stockholders.

SECTION 9.3  INSPECTION. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind, and the physical properties of the Corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents. Any person who has been a stockholder of record of any corporation and owns not less than 5 percent of all of the issued and outstanding shares of the stock of such corporation or has been authorized in writing by the holders of at least 5 percent of all its issued and outstanding shares, upon at least 5 days’ written demand, is entitled to inspect in person or by agent or attorney, during normal business hours, the books of account and all financial records of the corporation, to make copies of records, and to conduct and audit of such records. Holders of voting trust certificates representing 5 percent of the issued and outstanding shares of the corporation are regarded as stockholders for the purpose of this subsection. The right of stockholders to inspect the corporate records may not be limited in the articles or bylaws of any corporation.

ARTICLE X

GENERAL PROVISIONS

SECTION 10.1  DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the directors shall deem conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 10.2  CHECKS OR DEMANDS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 10.3  FISCAL YEAR. The fiscal year of the Corporation shall end on December 31st of each year, unless otherwise fixed by a resolution of the Board of Directors of the Corporation.

SECTION 10.4  SEAL. The Corporation may adopt a corporate seal and have inscribed thereon the name of the Corporation and the words “Corporate Seal” and “Nevada.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

SECTION 10.5  ELECTRONIC SIGNATURE. Any action taken by the Board of Directors, the stockholders of the Corporation or the individual directors, officers, employees or other agents of the Corporation, which requires a written signature, shall be deemed valid and binding if made by means of electronic signature. For purposes of these Bylaws, “electronic signature” means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a person with the intent to sign such record.

SECTION 10.6  AUTHORITY. The Chairman of the Board of Directors, the President or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by the Chairman or the President.

SECTION 10.7  GOVERNING LAW. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the NRS shall govern the construction of these Bylaws. Without limiting the generality of these provisions, the singular number includes the plural, the plural number includes the singular, the masculine and feminine genders are intended to be used interchangeably and the term “person” includes both the Corporation and a natural person.

ARTICLE XI

AMENDMENTS

SECTION 11.1  AMENDMENT BY STOCKHOLDERS. These Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

SECTION 11.2  AMENDMENT BY BOARD OF DIRECTORS. The Board of Directors, by a majority vote of the entire Board of Directors at any meeting, may amend these Bylaws, including bylaws adopted by a majority of the company stockholders, except that a majority of the company stockholders may from time to time specify particular provisions of these Bylaws which shall not be amended by the Board of Directors.

ARTICLE XII

INDEMNIFICATION

SECTION 12.1  INDEMNIFICATION. Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Nevada, as they may be amended from time to time, against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith.

The expenses of a director or officer, incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer, to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors or officers may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article XII.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all time the fullest indemnification permitted under the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer, employee of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

APPROVED and ADOPTED this 18th day of January, 2007.

By: Miki Radivojsa
Its: President and Chairman

By: Bernard F. McHale
Its: Treasure-Director and Secretary

INCUMBENCY CERTIFICATE

I hereby certify that I, Miki Radivojsa, President and Board Chairman and Bernard F. McHale the Director/Treasurer and Secretary of SCHIMATIC CASH TRANSACTIONS NETWORK.COM, INC., and that the foregoing Bylaws, consisting of eleven (11) pages, constitute the Bylaws of SCHIMATIC CASH TRANSACTIONS NETWORK.COM, INC., as duly adopted by resolution of the Board of Directors of SCHIMATIC CASH TRANSACTIONS NETWORK.COM, INC., dated the 18th day of January, 2007.

IN WITNESS WHEREOF, we have hereunto subscribed our names this 18th day of January, 2007.

By: Miki Radivojsa
Its: President and Chairman

By: Bernard F. McHale
Its: Treasure-Director and Secretary

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